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                  [Brobeck, Phleger & Harrison LLP Letterhead]


                                                                     EXHIBIT 8.1

                                October 25, 1999

Calpine Corporation
Calpine Capital Trust
50 West San Fernando Street
San Jose, CA 95113

Ladies and Gentlemen:

               We have acted as counsel to Calpine Corporation (the "Company") and Calpine Capital Trust (the "Trust") in connection with the issuance of (i) the Convertible Subordinated Debentures due 2029 (the "Subordinated Debentures") of the Company pursuant to the terms of an indenture between the Company and The Bank of New York (the "Indenture"); and (ii) the Remarketable Term Income Deferrable Equity Securities (the "HIGH TIDES") to be issued by the Trust. The Subordinated Debentures and the HIGH TIDES are described in the registration statement on Form S-3 (Registration No. 333-87427) filed by the Company and the Trust with the Securities and Exchange Commission on September 20, 1999 (as amended, the "Registration Statement"). (Capitalized terms used herein that are not otherwise defined herein have the meaning assigned to such terms in the Registration Statement.)

               In rendering the opinion set forth below, we have examined copies, certified or otherwise identified to our satisfaction, of the following executed documents and are relying upon the truth and accuracy of the statements, covenants, representations and warranties set forth therein:

               1.     The Registration Statement;

               2.     The Indenture;

               3.     The Subordinated Debentures;

               4. The Amended and Restated Declaration of Trust among the Company, The Bank of New York, Peter Cartwright, Ann B. Curtis and Thomas R. Mason (the "Declaration");

               5.     The HIGH TIDES;

               6. The Remarketing Agreement among the Company, the Trust, The Bank of New York, Peter Cartwright, Ann B. Curtis, Thomas R. Mason and Credit Suisse First Boston Corporation (the "Remarketing Agreement");

               7. The Guarantee Agreement, executed and delivered by the Company and The Bank of New York for the benefit of the holders of the HIGH TIDES (the "Preferred Securities Guarantee Agreement");


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Calpine Corporation                                             October 25, 1999
Calpine Capital Trust                                                     Page 2

               8. The Common Securities Guarantee Agreement, executed and delivered by the Company for the benefit of the holders of the Common Securities (the "Common Securities Guarantee Agreement");

               9. Certain statements and representations contained in the Company's Representation Certificate attached hereto; and

               10. Such other agreements and documents as we have considered necessary or appropriate for the purpose of rendering the opinion set forth below.

               In addition, we have assumed that (i) each of the Indenture, the Subordinated Debentures, the Declaration, the HIGH TIDES, the Remarketing Agreement, the Preferred Securities Guarantee Agreement and the Common Securities Guarantee Agreement has been validly executed, will be binding and enforceable in accordance with its terms and will not be amended in any material respect; and (ii) the Trust will at all times be operated in accordance with the terms of the Declaration.

               Based on and subject to the foregoing, we are of the opinion that:

               (1) the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes and, instead, under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), will be treated as a grantor trust, and the beneficial owners of the HIGH TIDES will be treated as owning undivided pro rata interests in the income and corpus of the Trust;

               (2) the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of Calpine; and

               (3) the statements of law and legal conclusions set forth in the Prospectus constituting part of the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" have been reviewed by us and were accurate in all material respects.

               We express no opinion as to other tax issues affecting the holders of the HIGH TIDES or the other parties to the transactions described in the Registration Statement, nor does our opinion address state, local or foreign tax consequences that may result from such transactions.

               Our opinion represents only our best judgment regarding the application of United States federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. We note that there is no authority directly on point dealing with securities such as the Subordinated Debentures or the HIGH TIDES or transactions of the type described herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not


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Calpine Corporation                                             October 25, 1999
Calpine Capital Trust                                                     Page 3

successfully assert contrary positions. Furthermore, no assurance can be given that future legislation, judicial decisions or administrative changes, applicable either on a prospective or retroactive basis, might not materially alter our opinion.

               We consent to the use of this opinion for filing as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement. Subject to the foregoing sentence, this opinion is given as of the date hereof solely for your benefit and may not be relied upon, circulated, quoted or otherwise referred to for any purpose without our prior written consent.

                                  Respectfully,

                                  /s/ Brobeck, Phleger & Harrison LLP